                                                                     Exhibit 5.1



April 9, 2001




The Board of Directors
Glacier Bancorp, Inc.
47 Commons Loop
Kalispell, Montana 59903-0027

        RE:    LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Gentlemen:

        We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8, filed as a post-effective amendment to a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to 905,359 shares of common stock, $.01 par value per share (the "Shares"), of Glacier Bancorp, Inc., a Delaware corporation ("Glacier") authorized for issuance, pursuant to the terms of the Amended and Restated Plan and Agreement of Merger between Glacier and WesterFed Financial Corporation, dated as of September 20, 1999 (the "Merger Agreement"), upon exercise of options granted under the WesterFed Financial Corporation Equity Incentive Plan and the WesterFed Financial Corporation 1993 Stock Option and Incentive Plan (collectively, the "Plans").

        In connection with the offering of the Shares, we have examined the following: (i) the Plans, which are filed as exhibits to the Registration Statement; (ii) the Registration Statement, including the remainder of the exhibits; (iii) the Merger Agreement; and (iv) such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of Glacier.

        Our opinion assumes that the Shares are issued in accordance with the terms of the respective Plans and the Merger Agreement after the Registration Statement has become effective under the Act.

        Based upon and subject to the foregoing, we are of the opinion that the Shares, or any portion of the Shares, have been duly authorized and that, upon the due execution by Glacier and the registration by its registrar of the Shares, issuance by Glacier and receipt of the consideration for the Shares, consistent with the terms of the respective Plans and the Merger Agreement, the Shares will be validly issued, fully paid, and nonassessable.

Glacier Bancorp, Inc.
April 9, 2001
Page 2


        We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,

                                            GRAHAM & DUNN  PC

                                            /s/ GRAHAM & DUNN PC